Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Daniel Platt, ext. 1029	November 12, 2014
Shelly Oates, ext. 3202

UGI Reports Record Earnings for Fiscal 2014

VALLEY FORGE, Pa., November 12 - UGI Corporation (NYSE: UGI) today reported net income attributable to UGI, as determined in accordance with GAAP, of $337.2 million, or $1.92 per diluted share, for its fiscal year ended September 30, 2014, compared to $278.1 million, or $1.60 per diluted share, for the fiscal year ended September 30, 2013. Adjusted net income attributable to UGI was $349.5 million, or $1.99 per diluted share, for fiscal 2014, compared to $273.8 million, or $1.58 per diluted share in fiscal 2013. Adjusted net income attributable to UGI excludes the impact of mark-to-market changes in commodity derivative instruments at Midstream & Marketing and AmeriGas Propane not associated with current period transactions, as well as the retroactive effects of a change in French tax legislation enacted in the first fiscal quarter of 2014.

For the fourth fiscal quarter ended September 30, 2014, the company reported a seasonal net loss attributable to UGI of $19.8 million ($0.11 per share) compared to a seasonal net loss of $14.2 million ($0.08 per share) for the prior-year period. Adjusted net loss attributable to UGI for the fourth fiscal quarter ended September 30, 2014 was $13.2 million, or $0.08 per share, compared to a loss of $13.8 million, or $0.08 per share, for the fourth fiscal quarter ended September 30, 2013. The adjusted net loss in both periods excludes the impact of mark-to-market changes in commodity derivative instruments not associated with current period transactions.

The 26% increase in adjusted net income attributable to UGI in fiscal 2014 primarily reflects better-than-expected earnings at Midstream & Marketing and Gas Utility. The extreme cold felt throughout the Northeast and Mid-Atlantic regions this past winter created unprecedented demand for natural gas as well as heightened natural gas price volatility due to locational basis differentials. These results were partially offset by lower earnings at UGI International, which experienced weather that was much warmer than normal.

John L. Walsh, president and chief executive officer of UGI, said, “Our businesses performed admirably in 2014, resulting in a 26% increase in adjusted net income attributable to UGI Corporation. Additionally, we achieved several noteworthy strategic objectives that position the company for profitable growth in fiscal 2015 and beyond. Midstream & Marketing announced a series of growth projects including PennEast, Auburn III, and the Temple liquefaction expansion. Our Gas Utility added approximately 18,000 net new customers. The AmeriGas cylinder exchange and national accounts programs achieved significant growth milestones and UGI International announced an agreement in principle to acquire Totalgaz, Total’s LPG business in France. The formal purchase agreement with Total was signed earlier this week. We continue to move forward with the regulatory approval process and we anticipate that the transaction will close in the first half of calendar 2015.”

Walsh continued, “As we announced last week, assuming normal weather patterns in fiscal 2015, we expect UGI diluted earnings per share in the range of $1.88 to $1.98.”

- MORE -

UGI Reports Record Earnings for Fiscal 2014	Page 2

Segment Performance (Millions, except where otherwise indicated)
AmeriGas Propane:

For the fiscal year ended September 30,	2014	2013	Increase
Revenues	$3,712.9	$3,168.8	$544.1	17.2%
Total margin (a)	$1,605.8	$1,511.6	$94.2	6.2%
Operating and administrative expenses	$964.1	$945.1	$19.0	2.0%
Partnership EBITDA	$664.8	$596.5	$68.3	11.5%
Operating income	$472.0	$394.4	$77.6	19.7%
Retail gallons sold	1,275.6	1,245.2	30.4	2.4%
Degree days - % colder (warmer) than normal	3.4%	(4.9)%
Capital expenditures	$113.9	$111.1	$2.8	2.5%

•
The increase in revenues primarily reflect the effects of higher average retail selling prices that were largely the result of higher propane product costs, as well as the increase in retail volumes sold.

•	The increase in total margin reflects higher retail propane total margin, partially offset by lower margin from ancillary sales and services.

•	The increase in Partnership EBITDA primarily reflects the higher total margin partially offset by slightly higher operating and administrative expenses and lower other income.

•
The increase in retail gallons sold reflects average temperatures that were 3.4% colder than normal and 8.8% colder than the prior year. The effects on retail gallons sold of the colder winter weather, however, were muted by supply challenges in certain regions of the U.S. that experienced prolonged periods of unusually cold winter weather.

•	Average daily wholesale propane commodity prices at Mont Belvieu, Texas, during fiscal 2014 were approximately 25% higher than during fiscal 2013.

UGI International:

For the fiscal year ended September 30,	2014	2013	Increase (Decrease)
Revenues	$2,322.4	$2,179.2	$143.2	6.6%
Total margin (a)	$664.4	$680.8	$(16.4)	(2.4)%
Operating and administrative expenses	$470.2	$454.4	$15.8	3.5%
Operating income	$117.5	$147.0	$(29.5)	(20.1)%
Income before income taxes	$87.4	$116.2	$(28.8)	(24.8)%
Retail gallons sold	583.2	592.4	(9.2)	(1.6)%
Degree days - % (warmer) colder than normal:
Antargaz	(14.1)%	3.7%
Flaga	(15.7)%	0.9%
Capital expenditures	$73.2	$70.8	$2.4	3.4%

•
Total retail gallons sold were slightly lower reflecting the effects of the significantly warmer fiscal 2014 weather, partially offset by incremental retail gallons associated with BP Poland’s former LPG business in Poland acquired by Flaga in September 2013.

•
Revenues increased 6.6%, notwithstanding the effects of significantly warmer weather on retail volumes sold, principally reflecting greater total revenues at Flaga including incremental retail and wholesale revenues resulting from the BP Poland acquisition and, to a lesser extent, a slightly stronger Euro and British Pound.

•
Total margin decreased 2.4% reflecting lower total margin at Antargaz principally on lower retail volumes sold partially offset by slightly higher total margin at Flaga and AvantiGas and the effects of the slightly stronger Euro and British Pound.

- MORE -

UGI Reports Record Earnings for Fiscal 2014	Page 3

•
Operating income decreased primarily due to the lower total margin, increased operating, administrative, and depreciation expenses at Flaga principally related to the BP Poland acquisition and, to a lesser extent, the currency conversion effects of the slightly stronger Euro and British Pound.

Gas Utility:

For the fiscal year ended September 30,	2014	2013	Increase
Revenues	$977.3	$839.0	$138.3	16.5%
Total margin (a)	$480.5	$431.8	$48.7	11.3%
Operating and administrative expenses	$183.8	$176.2	$7.6	4.3%
Operating income	$236.2	$196.5	$39.7	20.2%
Income before income taxes	$199.6	$159.1	$40.5	25.5%
System throughput - billions of cubic feet (“bcf”)
Core market	80.4	70.6	9.8	13.9%
Total	208.8	192.1	16.7	8.7%
Degree days - % colder (warmer) than normal	10.0%	(0.5)%
Capital expenditures	$160.8	$144.4	$16.4	11.4%

•	Temperatures in the Gas Utility service territory were 10.0% colder than normal and 10.6% colder than fiscal 2013.

•
System throughput to core-market customers was higher than last year principally reflecting the effects of the significantly colder weather and, to a lesser extent, customer growth due principally to conversions.

•
Revenues increased 16.5% during fiscal 2014 reflecting higher revenues from core market customers, higher revenues from off-system sales, and, to a lesser extent, higher revenues from large firm delivery service customers on higher throughput.

•	Total margin increased 11.3% due to higher core market total margin and greater large firm delivery service margin.

•	The increase in operating income was primarily the result of the growth of total margin partially offset by higher operating and administrative expenses.

Midstream & Marketing:

For the fiscal year ended September 30,	2014	2013	Increase (Decrease)
Revenues	$1,368.9	$1,037.6	$331.3	31.9%
Total margin (a)	$292.2	$164.0	$128.2	78.2%
Operating and administrative expense	$70.6	$57.0	$13.6	23.9%
Operating income	$198.6	$90.0	$108.6	120.7%
Income before income taxes	$195.7	$86.8	$108.9	125.5%
Capital expenditures	$83.4	$156.4	$(73.0)	(46.7)%

•	Revenues increased 31.9% reflecting higher natural gas revenues and, to a lesser extent, higher capacity management, peaking, and natural gas gathering revenues.

•
Total margin increased 78.2% reflecting higher capacity management and peaking service total margin ($78.8 million), higher retail natural gas total margin ($24.5 million), higher Electric Generation total margin ($13.9 million) and increased natural gas gathering total margin ($12.9 million) primarily reflecting incremental margin from the Auburn pipeline extension.

•	The significant increase in total margin from capacity management and peaking activities reflects the effects of periods of extreme cold winter weather primarily in January and February.

•	Operating income increased due to the increase in total margin partially offset by higher operating, administrative, and depreciation expenses.
- MORE -

UGI Reports Record Earnings for Fiscal 2014	Page 4

•	Higher operating, administrative, and depreciation expenses include expense increases associated with storage and natural gas gathering assets and higher incentive compensation costs.

(a)	Total margin represents total revenues less total cost of sales.

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2014 earnings and other current activities at 9:00 AM ET on Thursday, November 13, 2014. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 13 through 11:59 PM ET on November 20. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 19612367.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East and those involving Russia, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-11	###	11/12/2014

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Revenues:
AmeriGas Propane	$560.2	$531.9	$3,712.9	$3,168.8
UGI International	433.1	399.0	2,322.4	2,179.2
Gas Utility	97.3	95.4	977.3	839.0
Midstream & Marketing	208.5	226.7	1,368.8	1,037.6
Corporate & Other (a)	12.3	6.0	(104.1)	(29.9)
Total revenues	$1,311.4	$1,259.0	$8,277.3	$7,194.7
Operating (loss) income:
AmeriGas Propane	$0.3	$(13.1)	$472.0	$394.4
UGI International	(10.0)	(13.5)	117.5	147.0
Gas Utility	2.5	6.8	236.2	196.5
Midstream & Marketing	14.9	12.1	198.6	90.0
Corporate & Other (a)	(17.1)	(4.6)	(18.7)	3.2
Total operating (loss) income	(9.4)	(12.3)	1,005.6	831.1
Loss from equity investees	0.0	(0.5)	(0.1)	(0.4)
Interest expense:
AmeriGas Propane	(40.6)	(41.2)	(165.6)	(166.6)
UGI International	(7.1)	(7.6)	(30.0)	(30.4)
Gas Utility	(10.0)	(9.3)	(36.6)	(37.4)
Midstream & Marketing	(0.4)	(0.8)	(2.9)	(3.2)
Corporate & Other, net (a)	(0.7)	(0.6)	(2.6)	(2.7)
Total interest expense	(58.8)	(59.5)	(237.7)	(240.3)
(Loss) income before income taxes	(68.2)	(72.3)	767.8	590.4
Income tax benefit (expense)	8.2	13.2	(235.2)	(162.8)
Net (loss) income	(60.0)	(59.1)	532.6	427.6
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	40.2	44.9	(195.4)	(149.5)
Net (loss) income attributable to UGI Corporation	$(19.8)	$(14.2)	$337.2	$278.1
Earnings (loss) per share attributable to UGI shareholders:
Basic	$(0.11)	$(0.08)	$1.95	$1.63
Diluted	$(0.11)	$(0.08)	$1.92	$1.60
Average common shares outstanding (thousands):
Basic	172,882	171,897	172,733	170,885
Diluted	172,882	171,897	175,231	173,282
Supplemental information:
Net (loss) income attributable to UGI Corporation:
AmeriGas Propane	$(3.4)	$(5.7)	$63.0	$47.5
UGI International	(18.3)	(14.6)	48.3	82.7
Gas Utility	(4.7)	(0.8)	118.8	94.3
Midstream & Marketing	9.9	6.9	117.8	52.5
Corporate & Other (a)	(3.3)	0.0	(10.7)	1.1
Total net (loss) income attributable to UGI Corporation	$(19.8)	$(14.2)	$337.2	$278.1
(a) Corporate & Other includes, among other things, the elimination of certain intercompany transactions, and gains and (losses) on Midstream & Marketing’s and, beginning April 1, 2014, AmeriGas Propane's commodity derivative instruments not associated with current period transactions.
(continued)

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
(continued)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Adjusted net income attributable to UGI is net income attributable to UGI excluding (i) net after-tax gains and losses on commodity derivative instruments not associated with current period transactions at Midstream & Marketing and net after-tax gains and losses on commodity derivative instruments entered into beginning April 1, 2014 not associated with current period transactions at AmeriGas Propane, and (ii) those items that management regards as highly unusual in nature and not expected to recur. Volatility in net income at UGI can occur as a result of gains and losses on derivative instruments not associated with current period transactions but included in earnings in accordance with generally accepted accounting principles.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI's performance because they eliminate the impact of (i) gains and losses on Midstream & Marketing's commodity derivative instruments, and gains and losses on AmeriGas Propane's commodity derivative instruments entered into beginning April 1, 2014, that are not associated with current period transactions and (ii) those items that management regards as highly unusual in nature and not expected to recur.

The following table reconciles consolidated net (loss) income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net (loss) income attributable to UGI, and reconciles diluted earnings (loss) per share, the most comparable GAAP measure, to adjusted diluted earnings (loss) per share, to reflect the adjustments referred to above:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Adjusted net (loss) income attributable to UGI Corporation:
Net (loss) income attributable to UGI Corporation	$(19.8)	$(14.2)	$337.2	$278.1
Net losses (gains) on Midstream & Marketing's derivative instruments not associated with current period transactions	5.5	0.4	4.9	(4.3)
Net losses on AmeriGas Propane commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions, net of minority interest impact	1.1	0.0	1.7	0.0
Retroactive impact of change in French tax law	0.0	0.0	5.7	0.0
Adjusted net (loss) income attributable to UGI Corporation	$(13.2)	$(13.8)	$349.5	$273.8

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Adjusted diluted earnings (loss) per share:
UGI Corporation earnings (loss) per share - diluted	$(0.11)	$(0.08)	$1.92	$1.60
Net losses (gains) on Midstream & Marketing's derivative instruments not associated with current period transactions (1)	0.03	—	0.03	(0.02)
Net losses on AmeriGas Propane commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions, net of minority interest impact	0.01	—	0.01	—
Retroactive impact of change in French tax law	—	—	0.03	—
Adjusted diluted earnings (loss) per share	$(0.08)	$(0.08)	$1.99	$1.58
(1) Includes the impact of rounding.